UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2020

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive

Wilmington, DE 19808

Registrant’s telephone number, including area code (302) 995-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

Effective May 21, 2020, Mark C. Rohr and Kathleen Wilson-Thompson retired from the Board of Directors (the “Board”) of Ashland Global Holdings Inc. (“Ashland”).  The retirement is not due to any disagreement with Ashland on any matter relating to Ashland’s operations, policies or practices.  In connection with the retirement of Mr. Rohr and Ms. Wilson-Thompson, the Board size has been reduced from eleven directors to nine directors.

General Counsel Transition

On May 22, 2020, Ashland announced that the Board appointed Yvonne Winkler von Mohrenfels to serve as General Counsel and Secretary effective January 1, 2021.  Ms. Winkler von Mohrenfels is succeeding Peter J. Ganz, who will retire from Ashland effective December 31, 2020. To support a smooth transition, Ms. Winkler von Mohrenfels will serve as Deputy General Counsel effective immediately.

Letter Agreement

In connection with his upcoming retirement, Ashland and Mr. Ganz have entered into a letter agreement, dated May 19, 2020 (the “Letter Agreement”).  Under the Letter Agreement, Mr. Ganz will continue to serve in his current capacity until December 31, 2020 in accordance with his current terms and conditions of employment.  Pursuant to the Letter Agreement, upon his retirement, Mr. Ganz will be offered a Severance Agreement and General Release pursuant to which Mr. Ganz will be entitled to receive (1) a lump sum severance payment equal to 78 weeks of base salary, in accordance with the terms of Ashland’s Severance Pay Plan, (2) 27 weeks of continued coverage under Ashland’s medical and dental plans at no cost, in accordance with the terms of Ashland’s Severance Pay Plan, (3) a pro-rata short term incentive payment for fiscal year 2021, based on actual performance and paid at the time short term incentive payments are generally made, (4) pro-rata vesting with respect to outstanding performance unit awards, based on actual performance and payable in accordance with the terms of such awards and (5) pro-rata accelerated vesting of outstanding restricted stock unit awards and stock appreciation rights.

Under the terms of the Severance Agreement and General Release, Mr. Ganz will provide a general release of claims and agree to non-competition restrictions for an 18-month post-termination period.  The Severance Agreement and General Release will also contain customary restrictive covenants related to confidential information, company property, and non-disparagement.

The foregoing description of the Letter Agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Consulting Agreement

In addition, Ashland and Mr. Ganz have entered into a separate, two-year consulting agreement, dated May 19, 2020 (the “Consulting Agreement”) and effective as of January 1, 2021, pursuant to which Mr. Ganz will advise Ashland on certain matters with which he is familiar as a result of his employment.  Pursuant to the Consulting Agreement, Mr. Ganz will receive a $1,000,000 grant of restricted stock units, which will vest in two equal tranches during the two-year consulting period.

The foregoing description of the Consulting Agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.   Other Events.

On May 22, 2020, Ashland issued a press release relating to the announcement described in Item 5.02.  The release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement by and between Ashland Global Holdings Inc. and Peter J. Ganz, dated May 19, 2020.
10.2	Consulting Agreement by and between Ashland Global Holdings Inc. and Peter J. Ganz, dated May 19, 2020.
99.1	News Release dated May 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

May 22, 2020	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

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